3Q'22 FINANCIAL RESULTS October 25, 2022 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results. No representation is made that the information in these slides is complete. For additional information, see the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.synchronyfinancial.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the third quarter of 2022 compared to the third quarter of 2021, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may" or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward- looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions and whether industry trends we have identified develop as anticipated, including the future impacts of the novel coronavirus disease (“COVID-19”) outbreak and measures taken in response thereto for which future developments are highly uncertain and difficult to predict; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or sub-service our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates and the impact of any margin compression; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation and regulatory actions; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other legislative and regulatory developments and the impact of the Consumer Financial Protection Bureau’s (the “CFPB”) regulation of our business; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the heading “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed on February 10, 2022. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

3 $1.47 DILUTED EPS compared to $2.00 15.52% NET INTEREST MARGIN compared to 15.45% 14.3% CET1 liquid assets of $16.6 billion, 16.4% of total assets SUMMARY FINANCIAL METRICS CAPITAL 3Q'22 Financial Highlights $86.0 billion LOAN RECEIVABLES compared to $76.4 billion $68.4 billion DEPOSITS 82% of current funding 3.00% NET CHARGE-OFFS compared to 2.18% 66.3 million AVERAGE ACTIVE ACCOUNTS compared to 67.2 million $1.1 billion CAPITAL RETURNED $950 million share repurchases 36.5% EFFICIENCY RATIO compared to 38.7%

4 Dual Card / Co-Brand(b) BUSINESS EXPANSION CONSUMER PERFORMANCE (6)% 8% New Accounts Purchase Volume per Account Average Balance per Account (c) 8% (d) (e) GROWTH METRICS 6% 13% (1)% Purchase Volume Average active accounts 14% Loan receivables $75.5 $85.9Core(a) in millions $15.3 Dual Card / Co-Brand(b) $13.7 28%$17.5 $ billions $19.7 $ billions (a) All metrics shown above on a Core basis are non-GAAP measures and exclude from both prior year and current year amounts related to portfolios that were sold in 2Q’22. See non- GAAP reconciliation in the appendix. 3Q'22 Business Highlights 16% 8% Core(a) $38.4 $44.6 Core(a) 61.3 66.2 5.85.7Core(a) 2% 29%

Financial Results

Summary earnings statement

$ in millions, except per share statistics	3Q'22	3Q'21	B/(W) $	B/(W) %
Total interest income	$4,342	$3,898	$444	11 %
Total interest expense	414	240	(174)	(73) %
Net interest income (NII)	**3,928**	**3,658**	**270**	**7 %**
Retailer share arrangements (RSA)	(1,057)	(1,266)	209	17 %
Provision for credit losses	929	25	(904)	NM
Other income	44	94	(50)	(53) %
Other expense	1,064	961	(103)	(11) %
Pre-tax earnings	**922**	**1,500**	**(578)**	**(39)%**
Provision for income taxes	219	359	140	39 %
Net earnings	**703**	**1,141**	**(438)**	**(38)%**
Preferred dividends	11	11	—	— %
Net earnings available to common stockholders	**$692**	**$1,130**	**$(438)**	**(39)%**
Diluted earnings per share	**$1.47**	**$2.00**	**$(0.53)**	**(27)%**

3Q'22 Highlights

- **$703 million Net earnings, $1.47 diluted EPS**
- **Net interest income up 7%**
  - Interest and fees on loans up 10% driven primarily by growth in average loan receivables, partially offset by impacts of portfolios sold during Q2'22
  - Interest expense increase attributed to higher benchmark rates and higher funding liabilities
- **Retailer share arrangements decreased (17)%**
  - Decrease driven by the impact of portfolios sold during Q2'22 and program performance
- **Provision for credit losses up**
  - Primarily driven by a reserve build of $294 million in Q3'22 vs. a reserve release of $407 million in the prior year
- **Other income down (53)%**
  - Lower other income driven primarily by higher loyalty costs
- **Total Other expense up 11%**
  - Increase primarily driven by higher employee costs and other expense
  - Total other expense includes $27 million of additional marketing and growth reinvestment of 2Q Gain on Sale proceeds

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6 3Q'22 Platform Results Home & Auto Digital Diversified & Value Health & Wellness Lifestyle 11% 15% 17% 9%17% 3Q'21 3Q'22 V% $11.1 $12.3 11% 17.5 18.4 5% $1,092 $1,210 11% 3Q'21 3Q'22 V% $11.0 $12.9 18% 17.7 19.4 10% $973 $1,197 23% 3Q'21 3Q'22 V% $12.0 $14.5 20% 17.9 19.4 8% $780 $935 20% 3Q'21 3Q'22 V% $3.0 $3.5 16% 5.7 6.4 12% $587 $706 20% 3Q'21 3Q'22 V% $1.3 $1.4 6% 2.5 2.5 2% $187 $208 11% Loan receivables $ in billions (a) Purchase Volume Accounts Interest & Fees on Loans

7 Net Interest Income Net Interest Income $ in millions % of average interest-earning assets • Net interest income increased 7% – Interest and fees on loans up 10% driven by growth in average loan receivables, partially offset by impacts of portfolios sold during Q2’22 – Interest expense increase attributed to higher benchmark rates and higher funding liabilities • Net interest margin (NIM) increased 7 bps – Interest-bearing liabilities cost: (62) bps – Total cost increased 74 bps to 2.05% – Loan receivables yield: 42 bps – Loan receivables yield of 20.10%, up 51 bps – Liquidity portfolio yield: 29 bps – Mix of Interest-earnings assets: (2) bps – Loan receivable mix as a percent of total Earning Assets decreased from 83.8% to 83.7% 3Q'22 Highlights NIM Walk Payment Rate Trends (both periods exclude portfolios sold in 2Q’22) (a) 7% 3Q'21 NIM 15.45% Interest-bearing liabilities cost (0.62)% Loan receivables yield 0.42% Liquidity portfolio yield 0.29% Mix of Interest-earning assets (0.02)% 3Q'22 NIM 15.52%

8 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables

9 B/(W) 3Q'21 3Q'22 V$ V% Employee costs $369 $416 $(47) (13)% Professional fees $196 $204 $(8) (4)% Marketing/BD $110 $115 $(5) (5)% Information processing $139 $150 $(11) (8)% Other $147 $179 $(32) (22)% Other expense $961 $1,064 $(103) (11)% Efficiency(a) 38.7% 36.5% (2.2) pts. Other Expense Other expense $ in millions 3Q'22 Highlights11% • Total Other expense up 11% – Increase primarily driven by higher employee costs and other expense – Total other expense includes $27 million of additional marketing and growth reinvestment of 2Q Gain on Sale proceeds – Employee cost increase of $47 million attributable to higher headcount driven by growth and in- sourcing, higher hourly wages and other compensation adjustments – Other cost variance of $32 million driven by higher operational losses and charitable contributions • Efficiency ratio 36.5% vs. 38.7% prior year – Decrease in ratio driven by higher revenue partially offset by higher expenses – Excluding the additional marketing and growth reinvestment, the efficiency ratio would be 35.6%

10 Tier 1 Capital + Credit Loss Reserve Ratio* Capital ratios Funding, Capital and Liquidity Funding sources $ in billions V$ $1.4 $0.1 $8.1 V% Liquidity $ in billions CET1 Capital Ratio Tier 1 Capital Ratio Total Capital Ratio * The “Tier 1 Capital + Credit Loss Reserve Ratio” is the sum of our “Tier 1 Capital” and “Allowance for Credit Losses,” divided by our “Total Risk-Weighted Assets”. Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see non-GAAP reconciliation in appendix. Unsecured Securitization Deposits Deposits 82% 82% 0 pts. Securitization 9% 8% (1) pts. Unsecured 9% 10% 1 pt. Liquid assets $14.7 $16.6 Undrawn credit facilities $ 3.7 $ 3.7 Total liquidity $18.4 $20.3 % of Total assets 20.0% 20.1% (a) (b)

2022 Outlook

(comments and trends in comparison to 2021, except where noted)

	Full Year 2022		
Key Driver	**Previous**	**Current**	**Trends / Update**
Loan Receivables Growth	10%+	~12%	• Sustained strength in Purchase Volume • Underlying payment rate trends
Net Interest Margin	~15.50%	~15.55%	• Modestly lower in 2nd half driven by seasonal receivables growth funding • Interest & Fee income increases driven by prime rate and moderating payment rate, offset by impact of benchmark rates on funding costs
Net Charge Offs	~3.15%	~3.05%	• Strong credit performance in first 3 quarters, incorporated into forecast • Credit normalization continues with DQs rising modestly in 2H'22
RSA / Average Loan Receivables	~5.25%	~5.10%	• Strong program performance & Purchase Volume growth continues • Decrease as NCOs normalize
Operating Expenses	No Change	No Change	• Managing expenses to achieve positive operating leverage in '22 • Forecast excludes any reinvestment into business from gain on sale
Portfolio Dispositions			• Sale of HFS portfolios completed resulting in $120 million gain on sale • Gain reinvested in growth / strategic spend in 2022; $80MM incurred in 2Q, $28MM in 3Q with the remainder planned for 4Q'22 • See appendix for further details

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12 3Q'22 Key Business Themes

13 Footnotes All amounts and metrics included in this presentation are as of, or for the three months ended, September 30, 2022, unless otherwise stated. References in this presentation to “HFS” are to Loan receivables held for sale 3Q'22 Business Highlights (b) Dual Card / Co-Brand metrics shown above are consumer only and excludes amounts related to portfolios that were sold in 2Q’22. (c) New Accounts represent accounts that were approved in the respective period, in millions. (d) Purchase Volume per Account is calculated as total Purchase volume divided by Average active accounts, in $. (e) Average Balance per Account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results (a) Accounts represent average active accounts in millions, which are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Interest Income: (a) Payment rate is calculated as customer payments divided by beginning of period loan receivables, and excludes loan receivables and payments related to portfolios that were sold in 2Q’22. Other Expense (a) “Other expense” divided by sum of “NII” plus “Other income” less “Retailer share arrangements (RSA)”. Funding, Capital and Liquidity (a) Does not include unencumbered assets in the Bank that could be pledged. (b) Capital ratios reflect election to delay an estimate of CECL’s effect on regulatory capital for two years in accordance with the interim final rule issued by U.S. banking agencies in March 2020. CET1, Tier 1, and Total Capital Ratio are on a Transition basis.

15 Gain on Sale Re-Investment Q2’22 Q3’22 Q4’22 Estimated Total Gain on Sale from conveyance of HFS portfolios $120 $120 Marketing / Growth Investments: RSA* 10 Other Income - loyalty program costs 8 1 Other Expense 38 27 Site Strategy Costs: Other Expense 24 Total Expense $80 $28 ~$10 - $15 ~ $ 120 EPS benefit (impact) $0.06 $(0.05) ~ $(0.02) *Reimbursement of growth initiatives related to value proposition launch The following table sets forth the details of impacts of the gain on sale $ in millions, except per share statistics

16 Non-GAAP Reconciliation The following table sets forth the components of our Core key metrics for the periods indicated below. $ and accounts in millions Quarter Ended September 30 Total 2021 2022 Loan receivables $76,388 $86,012 Less: Gap and BP Loan receivables (850) (124) Core Loan receivables $75,538 $85,888 Purchase volume $41,912 $44,557 Less: Gap and BP Purchase volume (3,534) — Core Purchase volume $38,378 $44,557 Average active accounts 67.2 66.3 Less: Gap and BP Average active accounts (5.9) (0.1) Core Average active accounts 61.3 66.2 New Accounts 6.2 5.8 Less: Gap and BP New Accounts (0.5) — Core New Accounts 5.7 5.8

17 Non-GAAP Reconciliation Continued* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At September 30, Total 2021 2022 Tier 1 Capital $ 14,314 $ 13,012 Less: CECL transition adjustment (2,274) (1,719) Tier 1 capital (CECL fully phased-in) $ 12,040 $ 11,293 Add: Allowance for credit losses 8,616 9,102 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $ 20,656 $ 20,395 Risk-weighted assets $ 79,597 $ 85,664 Less: CECL transition adjustment (2,065) (870) Risk-weighted assets (CECL fully phased-in) $ 77,532 $ 84,794 * Estimated at September 30, 2022